Exhibit 32.1

CERTIFICATION(1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Brad Houtkin, Principal Executive Officer and Principal Financial Officer of Arbor EnTech Corporation (the “Company”) of the Company, hereby certifies that, to the best of his knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In witness whereof, the undersigned have set their hands hereto as of the 16th day of  July,  2012.

/S/ BRAD HOUTKIN Brad Houtkin Principal Executive Officer and Principal Financial Officer

(1)

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Arbor EnTech Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Arbor EnTech Corporation and will be retained by Arbor EnTech Corporation and furnished to the Securities and Exchange Commission or its staff upon request.